EXHIBIT 99

[Letterhead of Lubar & Co.]

Mr. Richard Handler
Chairman
Jefferies & Co.
The Metro Center
One Station Place
Three North
Stamford, CT 06902

Dear Rich:

     Pursuant to our recent conversations, I am tendering my resignation from the Board of Directors of Jefferies Groups, Inc. effective October 31, 2002.

     I wish you and the Company continued success and prosperity in the future.

Sincerely,

/s/ Sheldon B. Lubar

Sheldon B. Lubar

SBL:mbw